Exhibit 99.1

For more information, contact:
Lyne Andrich, 303.312.3458
Sue Hermann, 303.312.3488

CoBiz Financial to Acquire Bernard, Dietrich & Associates (BDA)

DENVER — December 21, 2007 — CoBiz Financial (Nasdaq GS: COBZ), a $2.3 billion financial services company headquartered in Denver, today announced an agreement to acquire all the assets and employees of Bernard Dietrich & Associates (BDA) through its subsidiary, CoBiz Insurance, Inc. Founded in 1993, BDA provides commercial and personal property and casualty insurance brokerage, and risk management consulting services to individuals and businesses.

The Arizona-based agency will operate under the name CoBiz Insurance upon closing, which is projected for Jan. 1, 2008. It will continue operating under its current management team with Frank Pugh serving as president of CoBiz Insurance’s Arizona operations and Larry Mueller serving as senior vice president. Paul Boehm will continue to serve as president of CoBiz Insurance’s Colorado operations.

“We are so pleased to welcome BDA Insurance Services to the CoBiz Financial family of services,” said Steve Bangert, chairman and CEO. “They are one of the best-respected agencies serving the Phoenix area, and their commitment to providing the highest caliber of service to their customers is a perfect fit with CoBiz. In addition, their success in the medical and legal markets meshes well with the customer base of our other companies.”

BDA will extend the scope of CoBiz’s insurance segment, which includes CoBiz Insurance (property and casualty insurance) and Financial Designs Ltd. (employee benefits and wealth transfer) which is currently focused on Colorado. “We are proud of how quickly we have become one of the top 50 bank holding companies in terms of insurance revenues and the leader for bank holding companies with assets less than $3 billion.

“This acquisition also further increases the size of our Arizona operations which — thanks to the continuing growth of Arizona Business Bank — are an increasingly important part of our company. With this acquisition, we will be better able to serve the complete financial needs of businesses, business owners and professionals in that state.”

“We could not have found a better opportunity to grow our business than we have with CoBiz” said Pugh. “In addition to a common client profile, we share a commitment to excellent customer service and community investment.”

CoBiz Financial (www.cobizfinancial.com) is a $2.3 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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